Exhibit 10.7

RESTRICTED STOCK AGREEMENT

INHIBRX, INC.

AGREEMENT made as of the [    ] day of [                    ], 20[    ] (the “Grant Date”), between Inhibrx, Inc. (the “Company”), a Delaware corporation, and [                                ] (the “Participant”).

WHEREAS, the Company has adopted the 2017 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) to promote the interests of the Company by providing an incentive for Employees, directors and Consultants of the Company or its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer to the Participant shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, the Participant wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms of Grant. The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement, [                        (            )] shares of the Company’s Common Stock (such shares, subject to adjustment pursuant to Section 24 of the Plan and Subsection 2.1(h) hereof, the “Granted Shares”) at a per share purchase price of $[            ] (the “Purchase Price”), receipt of which is hereby acknowledged by the Company [by the Participant’s prior service to the Company and which amount will be reported as income on the Participant’s W-2 [or 1099] for this calendar year].

2. Restrictions on Granted Shares.

2.1 Lapsing Repurchase Right.

(a) Lapsing Repurchase Right. Except as set forth in Subsections 2.1(b) and 2.1(c) hereof, in the event that for any reason the Participant is no longer an Employee, director or Consultant of the Company or an Affiliate (the “Termination”) prior to [                    ], the Company (or its designee) shall have the option, but not the obligation, to purchase from the Participant (or the Participant’s Survivor), and, in the event the Company exercises such option, the Participant (or the Participant’s Survivor) shall be obligated to sell to the Company (or its designee), at a price per Granted Share equal to the Purchase Price, all or any part of the Granted Shares which have not yet vested in accordance with the schedule set forth below (the “Lapsing Repurchase Right”). The Company’s Lapsing Repurchase Right shall be valid for a period of one year commencing with the date of such Termination. Notwithstanding any other provision hereof, in the event the Company is prohibited during such one year period from exercising its Lapsing Repurchase Right by Section 160 of the Delaware General Corporation Law as amended from time to time (or any successor provision), then the time period during which such Lapsing Repurchase Right may be exercised shall be extended until 30 days after the Company is first not so prohibited.

The Company’s Lapsing Repurchase Right is as follows:

[Insert Lapsing Repurchase Right (vesting schedule)]

(b) Effect of Termination for Disability or upon Death. The following rules apply to the Company’s Lapsing Repurchase Right if the Participant’s Termination is by reason of Disability or death: to the extent the Company’s Lapsing Repurchase Right has not lapsed as of the date of Termination due to Disability or death, as the case may be, the Company may exercise such Lapsing Repurchase Right; provided, however, that the Company’s

Lapsing Repurchase Right shall be deemed to have lapsed to the extent of a pro rata portion of the Granted Shares through the date of Termination due to Disability or death, as would have lapsed had the Participant not been terminated due to Disability or death, as the case may be. The proration shall be based upon the number of days accrued in such current vesting period prior to the Participant’s date of Termination due to Disability or death, as the case may be. In the case of death all Granted Shares which are no longer subject to the Company’s Lapsing Repurchase Right shall be issued to the Participant’s Survivor.

(c) Effect of a For Cause Termination. Notwithstanding anything to the contrary contained in this Agreement, in the event of the Participant’s Termination for Cause or in the event the Administrator determines, within one year after the Participant’s Termination, that either prior or subsequent to the Participant’s Termination the Participant engaged in conduct that would constitute Cause, all of the Granted Shares then held by the Participant shall be forfeited to the Company immediately as of the time the Participant is notified that he or she has been terminated for Cause or that he or she engaged in conduct which would constitute Cause.

(d) Closing. In the event that the Company exercises the Lapsing Repurchase Right, the Company shall notify the Participant, or, in the case of the Participant’s death, the Participant’s Survivor, in writing of its intent to repurchase the Granted Shares. Such notice may be mailed by the Company up to and including the last day of the time period provided for above for exercise of the Lapsing Repurchase Right. The notice shall specify the place, time and date for payment of the repurchase price (the “Repurchase Right Closing”) and the number of Granted Shares with respect to which the Company is exercising the Lapsing Repurchase Right. The Repurchase Right Closing shall be not less than ten days nor more than 60 days from the date of mailing of the notice, and the Participant or the Participant’s Survivor with respect to the Granted Shares which the Company elects to repurchase shall have no further rights as the owner thereof from and after the date specified in the notice. At the Repurchase Right Closing, the repurchase price shall be delivered to the Participant or the Participant’s Survivor and the Granted Shares being repurchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Participant or the Participant’s Survivor.

(e) Escrow. The Granted Shares issued to the Participant hereunder which from time to time are subject to the Lapsing Repurchase Right shall be held in escrow by the Company as provided in this Subsection 2.1(e). Promptly following receipt by the Company of a written request from the Participant, the Company shall release from escrow and deliver to the Participant the Granted Shares, if any, as to which the Company’s Lapsing Repurchase Right has lapsed. In the event of a repurchase by the Company of Granted Shares subject to the Lapsing Repurchase Right, the Company shall release from escrow and cancel the number of Granted Shares so repurchased. Any securities distributed in respect of the Granted Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations shall also be held in escrow in the same manner as the Granted Shares.

(f) Prohibition on Transfer. The Participant recognizes and agrees that all Granted Shares which are subject to the Lapsing Repurchase Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee). However, the Participant, with the approval of the Administrator, may transfer the Granted Shares for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term “Immediate Family” shall mean the Participant’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren (and, for this purpose, shall also include the Participant. The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(f), or to treat as the owner of such Granted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(f).

(g) Failure to Deliver Granted Shares to be Repurchased. In the event that the Granted Shares to be repurchased by the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2.1(g) above or otherwise and the Participant or the Participant’s Survivor fails to deliver such Granted Shares to the

Company (or its designee), the Company may elect to (i) establish a segregated account in the amount of the repurchase price, such account to be turned over to the Participant or the Participant’s Survivor upon delivery of such Granted Shares, and (ii) immediately take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and to treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(h) Adjustments. The Plan contains provisions covering the treatment of Shares in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to the Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

2.2 General Restrictions on Transfer of Granted Shares.

(a) Limitations on Transfer. In addition to the restrictions set forth above in Section 2.1, the Granted Shares issued to the Participant hereunder and no longer subject to the Lapsing Repurchase Right described in Section 2.1 herein (the “Vested Shares”) shall not be transferred by the Participant except as permitted herein, shall be subject to the provisions of Sections 2.1(e), (f) and (g) above and shall be subject to the repurchase rights described in this Section 2.2.

(b) Right to Repurchase following Termination of Service. In the event of the Participant’s Termination for any reason, including due to death or Disability, then the Company shall have the option to repurchase the Vested Shares not previously repurchased in accordance with the provisions of Section 2.1 of this Agreement as follows:

(i) The Company’s option to repurchase the Vested Shares in the event of Termination under this Section 2.2(b) shall be valid for a period of one year commencing with the date of such Termination.

(ii) In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Vested Shares under this Section 2.2(b), the Company shall notify the Participant, or in case of death, the Participant’s Survivor, in writing of its intent to repurchase the Vested Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 2.2(b)(i) for exercise of the Company’s option to repurchase.

(iii) The written notice to the Participant shall specify the address at, and the time and date on, which payment of the Repurchase Price (as hereinafter defined) is to be made (the “Post-Termination Repurchase Closing”). The date specified shall not be less than ten days nor more than 60 days from the date of the mailing of the notice, and the Participant or the Participant’s Survivor with respect to the Vested Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Post-Termination Repurchase Closing, the Repurchase Price shall be delivered to the Participant or the Participant’s Survivor and the Vested Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Participant or the Participant’s Survivor.

(iv) The price paid per share for any Vested Shares repurchased hereunder (the “Repurchase Price”) shall equal the Fair Market Value of such Vested Shares determined in accordance with the Plan as of the date of Termination, provided, however, in the event of a Termination for Cause, the Repurchase Price of the Vested Shares to be repurchased by the Company upon exercise of its option under this Section 2.2(b) shall be equal to the Purchase Price.

(c) Right to Repurchase on Proposed Transfer. It shall be a condition precedent to the validity of any sale or other transfer of any Vested Shares by the Participant that the following restrictions be complied with (except as hereinafter otherwise provided):

(i) No Vested Shares owned by the Participant may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii) Before selling or otherwise transferring all or part of the Vested Shares, the Participant shall give written notice of such intention to the Company which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Vested Shares of the Participant. Such notice shall constitute a binding offer by the Participant to sell to the Company such number of the Vested Shares then held by the Participant as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Participant by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Vested Shares proposed to be sold). The Company shall give written notice to the Participant as to whether such offer has been accepted in whole by the Company within 60 days after its receipt of written notice from the Participant. The Company may only accept such offer in whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the closing on such purchase (the “Transfer Repurchase Closing”) which shall not be less than ten nor more than 60 days after the giving of the acceptance notice, provided, however, if any of the Vested Shares to be sold pursuant to this Section 2.2(c) have been held by the Participant for less than six months, then the Transfer Repurchase Closing may be extended by the Company until no more than ten days after such Vested Shares have been held by the Participant for six months. At the Transfer Repurchase Closing, the Participant shall accept payment as set forth herein and shall deliver to the Company in exchange therefor the Vested Shares being repurchased, duly endorsed for transfer, to the extent that they are not then in the possession of the Company.

(iii) If the Company shall fail to accept any such offer, the Participant shall be free to sell all, but not less than all, of the Vested Shares set forth in his or her notice to the designated transferee at the price and terms designated in the Participant’s notice, provided that (a) such sale is consummated within six months after the giving of notice by the Participant to the Company as aforesaid, and (b) the transferee first agrees in writing to be bound by the provisions of this Section 2.2(c) so that he or she (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Vested Shares in accordance with the terms hereof. After the expiration of such six months, the provisions of this Section 2.2(c) shall again apply with respect to any proposed voluntary transfer of the Vested Shares.

(iv) The provisions of this Section 3(c) may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

(v) The restrictions on transfer contained in this Section 2.2(c) shall not apply to (a) transfers by the Participant to his or her spouse or children or to a trust for the benefit of his or her spouse or children, (b) transfers by the Participant to his or her guardian or conservator, or (c) transfers by the Participant, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, “Permitted Transferees”); provided however, that in any such event the Vested Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(d) The provisions of Section 2.2(a) through (c) shall terminate upon the effective date of the registration of the Common Stock pursuant to the Exchange Act.

(e) The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with FINRA Rules or similar rules thereto promulgated by another regulatory authority (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(f) The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following the Participant’s Termination, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3. Purchase for Investment; Securities Law Compliance. The Participant hereby represents and warrants that he or she is acquiring the Granted Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Granted Shares. The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the Securities Act, in a transaction as to which the Company shall have received an opinion of counsel satisfactory to it confirming such compliance. The Participant shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Granted Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.”

4. Legend. In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED AS OF [                        ], 20[        ] WITH THIS COMPANY, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY OR WILL BE MADE AVAILABLE UPON REQUEST.”

6. Rights as a Stockholder. The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein and in the Plan.

7. Incorporation of the Plan. The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

8. Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Repurchase Right, shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Participant’s being deemed to be in receipt of earned income under the provisions of the

Code, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

Upon execution of this Agreement, the Participant may file an election under Section 83 of the Code in substantially the form attached as Exhibit A. The Participant acknowledges that if he or she does not file such an election, as the Granted Shares are released from the Lapsing Repurchase Right in accordance with Section 2.1, the Participant will have income for tax purposes equal to the Fair Market Value of the Granted Shares at such date, less the price paid for the Granted Shares by the Participant. The Participant has been given the opportunity to obtain the advice of his or her tax advisors with respect to the tax consequences of the purchase of the Granted Shares and the provisions of this Agreement.

If the Participant has not filed an election under Section 83 of the Code, the Participant shall be required to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to the statutory minimum of the Participant’s estimated total federal, state and local tax obligations associated with the termination of the Lapsing Repurchase Right with respect to the Granted Shares.

9. Equitable Relief. The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

10. No Obligation to Maintain Relationship. The Participant acknowledges that: (i) the Company is not by the Plan or this Agreement obligated to continue the Participant as an Employee, director or Consultant of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (iii) the grant of the Granted Shares is a one-time benefit which does not create any contractual or other right to receive future grants of Shares, or benefits in lieu of Shares; (iv) all determinations with respect to any such future grants, including, but not limited to, the times when Shares shall be granted, the number of Shares to be granted, the purchase price, and the time or times when each Share shall be free from a lapsing repurchase or forfeiture right, will be at the sole discretion of the Company; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Granted Shares is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vii) the Granted Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

11. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Inhibrx, Inc.

11025 N. Torrey Pines Road, Suite 200

La Jolla, CA 92037

Attention: CEO

If to the Participant:

[                                         ]

[                                         ]

[                                         ]

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

12. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the State of California and agree that such litigation shall be conducted in the state courts of San Diego County, California or the federal courts of the United States for the District of the State of California.

14. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

15. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

16. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

17. Consent of Spouse/Domestic Partner. If the Participant has a spouse or a domestic partner as of the date of this Agreement, the Participant’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit B hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Participant subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse’s/domestic partner’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit B.

18. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INHIBRX, INC.

By:
Name:
Title:

PARTICIPANT:

Print name:

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT E-4.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF PURCHASING THE SHARES.

IT IS YOUR RESPONSIBILITY TO FILE THIS FORM WITH THE IRS, REGARDLESS OF WHETHER YOU ASK THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF, EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See <www.irs.gov

EXHIBIT A

Election to Include Gross Income in Year

of Transfer Pursuant to Section 83(b)

of the Internal Revenue Code of 1986, as amended

In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the undersigned hereby elects to include in his or her, as applicable, gross income as compensation for services the excess, if any, of the fair market value of the property (described below) at the time of transfer over the amount paid for such property.

The following sets forth the information required in accordance with the Code and the regulations promulgated thereunder:

1.	The name, address and social security number of the undersigned and the taxable year for this election is being made are:

Name:
Address:

Social Security No.:
Taxable Year:

2.	The description of the property with respect to which the election is being made is as follows:

                     (        ) shares (the “Shares”) of Common Stock, $0.001 par value per share, of Inhibrx, Inc., a Delaware corporation (the “Company”).

3.	The property was transferred to the taxpayer on [Date].

4.	The property is subject to the following restrictions:

In the event the taxpayer’s service with the Company or an Affiliate is terminated (the “Termination”), the Company may repurchase all or any portion of the Shares determined as set forth below at the purchase price paid by the taxpayer (the “Repurchase Option”):

A.	If the Termination takes place on or prior to , the Repurchase Option will apply to all of the Shares.

B.

If the Termination takes place after                     , the number of Shares to which the Repurchase Option applies shall be                     (            ) Shares less                                 (             ) Shares for each full twelve (12) month period elapsed after                              that the Participant continues to serve as an Employee, director or Consultant of the Company or an Affiliate.

5.

The fair market value of the property at the time of transfer (determined without regard to any restrictions other than a non-lapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is $         ($[        ] per Share multiplied by [        ] Shares).

6.	The amount paid by taxpayer for said property was $ ($[ ] per Share multiplied by [ ] Shares).

7.	The amount to include in gross income is $[ ]. [The amount reported in Item 5 minus the amount reported in Item 6.]

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Signed this              day of                 , 20        .

Print Name:

EXHIBIT B

CONSENT OF SPOUSE/DOMESTIC PARTNER

I,                                                           , spouse or domestic partner of                                                          , acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of                         , 20             (the “Agreement”) to which this Consent is attached as Exhibit B and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Granted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to a Lapsing Repurchase Right in favor of Inhibrx, Inc. (the “Company”) and that, accordingly, the Company has the right to repurchase up to all of the Granted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

I agree to the Lapsing Repurchase Right described in the Agreement and I hereby consent to the repurchase of the Granted Shares by the Company and the sale of the Granted Shares by my spouse/domestic partner or my spouse/domestic partner’s legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse/domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the                  day of                                 , 20        .

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